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                                                                 Exhibit (h)(30)

                     Nicholas-Applegate Institutional Funds
                                600 West Broadway
                                   30th Floor
                               San Diego, CA 92101



                                December 31, 2003


Brown Brothers Harriman & Co.
70 Water Street
Boston, MA  02109


Ladies and Gentlemen:

         Reference is made to the Administration and Fund Accounting Agency Agreement between Nicholas-Applegate Institutional Funds and Brown Brothers Harriman & Co. dated May 1, 1999 (the "Agreement").

         Pursuant to Section 10 of the Agreement, we wish to amend the Agreement to add the U.S. Systematic SMID Growth Fund. The full list of Funds covered under Appendix C of the Agreement is amended as attached hereto.

         Please indicate your acceptance of this addition by signing the letter below and Appendix C. Thank you for your assistance regarding this matter.

Sincerely,



Charles H. Field, Jr.
Secretary


AGREED:

Brown Brothers Harriman & Co.



By: ____________________________

Title:___________________________

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                                                                 Exhibit (h)(30)

                                   APPENDIX C
                                       TO
             THE ADMINISTRATION AND FUND ACCOUNTING AGENCY AGREEMENT
                                     BETWEEN
                     NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                          Dated as of December 31, 2003

The following is a list of Funds for which the Administrator shall act under the Administration and Fund Accounting Agency Agreement dated as of May 1, 1999 (the "Agreement"):


                    Nicholas-Applegate U.S. Convertible Fund
                   Nicholas-Applegate Emerging Countries Fund
                  Nicholas-Applegate U.S. Emerging Growth Fund
                      Nicholas-Applegate Global Select Fund
                  Nicholas-Applegate U.S. Mini Cap Growth Fund
                  Nicholas-Applegate U.S. High Yield Bond Fund
                  Nicholas-Applegate International Growth Fund
           Nicholas-Applegate International Growth Opportunities Fund
                Nicholas-Applegate International Systematic Fund
                  Nicholas-Applegate U.S. Large Cap Value Fund
                   Nicholas-Applegate U.S. Equity Growth Fund
              Nicholas-Applegate U.S. Large Cap Select Growth Fund
               Nicholas-Applegate U.S. Systematic SMID Growth Fund
                  Nicholas-Applegate U.S. Small Cap Value Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund.



NICHOLAS APPLEGATE                            BROWN BROTHERS HARRIMAN & CO.
INSTITUTIONAL FUNDS

BY:_______________________________            BY:_______________________________
NAME: Charles H. Field, Jr.                   NAME:
TITLE:  Secretary                             TITLE: